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          WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
                          FORM 10-QSB MARCH 31, 1997



Supplementary information required pursuant to section 9.4 of the partnership agreement:

1. Statement of cash available for distribution for the three months ended March 31, 1997:

        Net Income                                                 $ 39,000
        Add:     Depreciation and amortization                       46,000
        Less:    Equity in income of Local Limited Partnerships     (13,000)
                 Cash to reserves                                   (45,000)
                                                                   --------
        Cash Available for Distribution                            $ 27,000
                                                                   ========
        Distributions allocated to General Partners                $  2,000
                                                                   ========
        Distributions allocated to Limited Partners                $ 25,000
                                                                   ========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 1997:


      Entity Receiving              Form of
        Compensation              Compensation                         Amount
      ----------------            ------------                         ------

      General Partners            Interest in Cash Available
                                    for Distribution                   $ 2,000

      WFC Realty Co., Inc.
      (Initial Limited Partner)   Interest in Cash Available
                                    for Distribution                   $     5



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